UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2012

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	I-33784	20-8084793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 429-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 19, 2012, SandRidge Exploration and Production, LLC (“SandRidge E&P”), a wholly-owned subsidiary of SandRidge Energy, Inc., and Sheridan Holding Company II, LLC (“Sheridan”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which Sheridan will acquire SandRidge E&P’s assets in the Permian Basin, other than those assets associated with SandRidge Permian Trust, and will assume certain related liabilities (collectively, the “Properties”). The Purchase Agreement provides that, at closing, Sheridan will pay SandRidge E&P $2.6 billion in cash, $255 million of which shall have been deposited in an escrow account on or before December 24, 2012. The transaction will have an effective date of January 1, 2013.

Consummation of the transaction is subject to customary conditions, including compliance with the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act. SandRidge E&P and Sheridan have agreed to certain interim operating covenants through the closing.

The Purchase Agreement may be terminated by SandRidge E&P if the escrow amount shall not have been deposited by December 24, 2012, and by either SandRidge E&P or Sheridan if (a) applicable closing conditions (including, in the case of Sheridan, the absence of a material adverse effect related to the Properties) have not been satisfied by March 29, 2013, or (b) Sheridan asserts net title and environmental defects exceeding 20% of the purchase price. The Purchase Agreement may also be terminated by mutual written consent.

Each of SandRidge E&P and Sheridan has made customary representations and warranties and covenants. The assertions embodied in the representations and warranties were made solely for purposes of the contract between SandRidge E&P and Sheridan and are not intended to provide factual, business, or financial information about SandRidge E&P or Sheridan. Moreover, some of the representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk between SandRidge E&P and Sheridan rather than establishing matters as facts.

The Purchase Agreement is filed as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 8.01. Other Events.

On December 19, 2012, the Company issued a press release announcing that SandRidge E&P has entered into the Purchase Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Purchase and Sale Agreement, dated as of December 19, 2012, between SandRidge Exploration and Production, LLC and Sheridan Holding Company II, LLC

99.1	Press release issued by SandRidge Energy, Inc. dated December 19, 2012.

Additional Information

SandRidge Energy, Inc. (the “Company”) may file a consent revocation statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a proposed solicitation of written stockholder consents by TPG-Axon Partners, LP (the “TPG-Axon Consent Solicitation”). Promptly after filing any definitive consent revocation statement with the SEC, the Company will mail the definitive consent revocation statement and a form of WHITE consent revocation card to each stockholder of the Company entitled to execute, withhold or revoke consents relating to the proposed TPG-Axon Consent Solicitation. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ANY SUCH CONSENT REVOCATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

Certain Information Regarding Participants

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from the Company’s stockholders in connection with the TPG-Axon Consent Solicitation. Stockholders may obtain information regarding the names, affiliations, and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012, its Quarterly Reports on Form 10-Q for the first three fiscal quarters of the fiscal year ending December 31, 2012, filed on May 7, 2012, August 6, 2012 and November 9, 2012, respectively, and its proxy statement for the 2012 Annual Meeting, which was filed with the SEC on April 26, 2012. These documents can be obtained free of charge through the web site maintained by the SEC at www.sec.gov. Additional information regarding the interests of these participants in any solicitation of consent revocations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any consent revocation statement and other relevant materials to be filed with the SEC if and when they become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 20, 2012	SANDRIDGE ENERGY, INC.

	By:	/s/ James D. Bennett
James D. Bennett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

10.1	Purchase and Sale Agreement, dated as of December 19, 2012, between SandRidge Exploration and Production, LLC and Sheridan Holding Company II, LLC

99.1	Press release issued by SandRidge Energy, Inc. dated December 19, 2012